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Exhibit 99.1               Press Release


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PRESS RELEASE

*FOR IMMEDIATE RELEASE*

                         SHAREHOLDERS APPROVE MERGER OF
              FIRST FEDERAL BANCSHARES, INC. AND PFSB BANCORP, INC.


      Palmyra, Missouri, November 13, 2002 -- PFSB Bancorp, Inc. (OTCBB: PFSI), Palmyra, Missouri announced today that the its shareholders overwhelmingly approved the pending merger with First Federal Bancshares, Inc. (Nasdaq: FFBI), Colchester, Illinois at a meeting held today. The merger is expected to close November 22, 2002.

For further information contact:

Eldon R. Mette                             James J. Stebor
President and Chief Executive Officer      President and Chief Executive Officer
PFSB Bancorp, Inc.                         First Federal Bancshares, Inc.
(573) 769-2134                             (309) 776-3225